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                                                                   EXHIBIT 10.19

                        AMENDMENT TO EMPLOYMENT AGREEMENT


        This Amendment to Employment Agreement (the "Amendment"), dated as of the 30th day of June, 1998, by and between SPELLING ENTERTAINMENT GROUP INC., a Delaware corporation ("Employer"), and JAMES MILLER ("Employee") is entered into with reference to the following facts and circumstances:

        WHEREAS, the parties hereto previously entered into that certain Employment Agreement, dated as of January 6, 1997 (the "Agreement");

        AND WHEREAS, the parties now desire to amend the Agreement in certain respects, as set forth more fully hereinbelow;

        NOW THEREFORE, Employer and Employee mutually agree to amend the Agreement as follows:

        1. Employment Term. The term of the Agreement shall be extended from January 6, 2000 to September 20, 2000.

        2. Base Salary. Employer shall pay Employee a Base Salary at an annualized rate of Two Hundred Thousand Dollars ($200,000) from October 1, 1998 to September 30, 1999 and a Base Salary of Two Hundred Fifteen Thousand Dollars ($215,000) from October 1, 1999 to September 30, 2000.

        3. Alternative Dispute Resolution

               3.1 Binding Arbitration. Except for Employer's right to seek equitable relief in accordance with the provisions of Sections 7, 9, and 12 of this Agreement, the parties agree that all disputes, claims and other matters in controversy arising out of or relating to this Agreement, or the performance or breach thereof, shall be submitted to binding arbitration in accordance with the provisions and procedures of this Section.

               3.2 Arbitrator/Place of Arbitration. The arbitration provided for in this Section shall take place in Los Angeles, California. The arbitration will be held under the auspices of either the American Arbitration Association ("AAA") or Judicial Arbitration & Mediation Services, Inc. ("JoAoMoS"), with the designation of the sponsoring organization to be made by the party who did not initiate the claim.

               Employer and Employee agree that, except as provided in this Agreement, the arbitration shall be in accordance with the AAA's then-current Model Employment Arbitration Procedures (if AAA is designated) or the then-current J-A-M-S Employment Arbitration Rules (if J-A-M-S is designated). The arbitrator shall be either a retired judge, or an attorney licensed to practice law in the state in which the arbitration is convened ("the Arbitrator").


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               The Arbitrator shall be selected as follows. The sponsoring organization shall give each party a list of 11 arbitrators drawn from its panel of employment dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately from the list of common names until only one remains. The party who did not initiate the claim shall strike first. If no common name exists on the lists of all parties, the sponsoring organization shall furnish an additional list and the process shall be repeated. If no arbitrator has been selected after two lists have been distributed, then the parties shall strike alternately from a third list, with the party initiating the claim striking first, until only one name remains. That person shall be designated as the Arbitrator.

               The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator is without jurisdiction to apply any different substantive law, or law of remedies. The Federal Rules of Evidence shall apply. Except as otherwise provided in this Agreement, the Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitration shall be final and binding upon the parties.

               3.3 Arbitration Procedures

               (a) Time and Place for Hearing. The parties shall mutually agree upon the date and location of the arbitration, subject to the availability of the Arbitrator. If no agreement can be reached as to the date and location of the arbitration, the Arbitrator shall appoint a time and place, except that the Arbitrator shall give not less than 30 days notice of the hearing unless the parties mutually agree to shorten time for notice.

               (b) Discovery. Each party shall have the right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need. At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration. Each party shall have the right to subpoena witnesses and documents for the arbitration.


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               (c) Arbitration Fees and Costs. Employer and Employee shall equally share the fees and costs of the Arbitrator. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing. Each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if there is a written agreement providing for fees, the Arbitrator may award reasonable fees to the prevailing party.

               (d) Award Final. The decision of the Arbitrator may be enforced in any court of competent jurisdiction and shall not be appealable for any reason.

        4. Continuing Effect. Except as amended by this Amendment, the Agreement shall not be amended in any respect whatsoever and shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                             SPELLING ENTERTAINMENT INC.

                             By: /s/ PETER H. BACHMAN
                                ----------------------------
                             Its: President
                                 ---------------------------

                             JAMES MILLER

                             /s/ JAMES MILLER
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